Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Tuesday, March 6, 2018 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 5, 2018 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the fourth quarter and the year ended December 31, 2017.

Fourth Quarter 2017 Highlights

▪	December 31, 2017 book value per share of $11.15, net of fourth quarter common dividend of $0.31 per share declared on December 21, 2017.

▪	GAAP net income of $21.4 million, or $0.51 per basic and diluted share.

▪	Core earnings plus drop income of $13.0 million, or $0.31 per basic and diluted share.[1,2]

▪	Economic return on book value was 5.3%[1,3] for the quarter.

▪	1.79% annualized net interest margin on our investment portfolio. [1,4]

▪	Issued $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes, which included the underwriter’s $15.0 million over-allotment.

▪	7.2x leverage as of December 31, 2017 (7.5x leverage when adjusted for net TBA positions).

▪	Acquired $254.0 million in target assets, including $195.5 million credit sensitive assets.

▪	Repurchased 125,722 common shares at an average price of $9.80 per share.

Full Year 2017 Highlights

▪	Full year book value per common share increased by $0.88 per share to $11.15, net of annual dividends.

▪	Maintained a consistent $0.31 per share quarterly common dividend throughout 2017 for total annual common dividends of $1.24 per share.

▪	GAAP net income of $85.1 million, or $2.03 per basic and diluted share.

▪	Core earnings plus drop income of $50.2 million, or $1.20 per basic and diluted share.[1,2]

▪	Economic return on book value was 20.6%[1,3] for the year.

▪	2.06% annualized net interest margin. [1,4]

▪	Repositioned our investment portfolio:

*	Acquired $1.8 billion in Agency CMBS and $402.7 million credit sensitive assets.

*	Reduced Agency RMBS exposure by $622.5 million and legacy Non-Agency exposure by $246.0 million.

▪	Restructured our hedge positions, reducing our swap related interest expense by 48.3% year-over year.

▪	Recorded total expenses of $17.8 million, a year-over-year decrease of $3.5 million or 16.3% .

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $181 thousand and $1.9 million for the three months and the year ended December 31, 2017, respectively.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“As we look back on 2017, we delivered an exceptional fourth quarter and full year, generating an economic return on book value of 5.3% for the fourth quarter and 20.6% for the year, driven by strong consistent quarterly earnings and an increase in our book value of 8.6% for the year," said Jennifer Murphy, Chief Executive Officer of the Company. “We are continuing to reap the benefits of our repositioned and diversified portfolio and our focus on achieving operational efficiencies. Our ability to draw upon the deep investment experience and team at Western Asset Management Company, our Manager, as well as the breadth of its global investment, risk management, and operational infrastructure continued to enable us to deliver on our primary goal of providing our shareholders with an attractive dividend that is supported by sustainable core earnings, as well as the potential for appreciation in the value of our portfolio. In 2018, we will continue to focus on the objectives of maintaining strong core earnings while preserving our book value through portfolio diversification and risk management, with the overriding goal of providing our shareholders with an attractive risk-adjusted total economic return.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “Our strong performance, for 2017, was driven by contributions across our holdings and reflects the benefit of our strategy of investing in a diversified portfolio in a number of subsectors of the mortgage market. In late 2016 and throughout 2017, we implemented the repositioning of our portfolio with the primary objective of reducing our exposure to Agency RMBS and redeploying our capital into sectors that we believed provided more attractive risk-adjusted returns, which included Agency CMBS and credit sensitive investments, such as residential whole and bridge loans, re-performing loans that are packaged in well-structured securitization and commercial mezzanine loans, including junior tranches of Non-Agency CMBS. In 2018, under current market conditions we expect to look to add more credit sensitive investments, while continuing to reduce our Agency RMBS exposure. Our strategy paid off in 2017 and although of course there are no guarantees we believe that it will do so in 2018 as well, despite the recent volatility seen in the broader fixed income markets. We believe that investing in a diversified portfolio across a number of sub-sectors of the mortgage market is appropriate in this environment, and in our opinion, positions us well to continue generating attractive risk-adjusted returns for our shareholders."

2017 Quarterly Results

The below table reflects a summary of our operating results (dollars in thousands, except per share data):

	For the Three Months Ended
GAAP Results	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Net Interest Income	$18,012	$18,565	$19,648	$19,693
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(2)	1,830	(2,488)	21,258
Other than temporary impairment	(2,972)	(7,225)	(6,579)	(6,097)
Unrealized gain (loss), net	(6,730)	5,249	35,017	(5,140)
Gain (loss) on derivative instruments, net	19,327	7,217	(18,555)	(4,697)
Other, net	190	216	222	403
Other Income (loss)	9,813	7,287	7,617	5,727
Total Expenses	4,206	4,240	4,466	4,866
Income (loss) before income taxes	23,619	21,612	22,799	20,554
Income tax provision (benefit)	2,215	(1,155)	2,115	312
Net income (loss)	$21,404	$22,767	$20,684	$20,242

Net income (loss) per Common Share – Basic/Diluted	$0.51	$0.54	$0.49	$0.48
Non-GAAP Results
Core earnings plus drop income(1)	$12,998	$13,511	$13,290	$10,281
Core earnings plus drop income per Common Share – Basic/Diluted	$0.31	$0.32	$0.32	$0.25
Weighted average yield(2)	3.82%	4.00%	4.13%	4.39%
Effective cost of funds(3)	2.22%	1.99%	2.17%	2.81%
Annualized net interest margin(2)(3)	1.79%	2.21%	2.25%	2.01%
Annualized CPR on Agency RMBS	10.0%	11.2%	9.9%	10.5%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

Portfolio Composition

As of December 31, 2017, the Company owned an aggregate investment portfolio totaling $3.7 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of December 31, 2017:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by issuer and investment category as of December 31, 2017 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS:
20-Year mortgage	$50,825	$53,203	$53,783	4.0%
30-Year mortgage	224,041	239,751	241,642	4.4%
40-Year mortage	366,178	376,966	376,752	3.5%
Agency RMBS Interest-Only Strips	N/A	14,750	15,437	2.9%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	10,419	2.9%
Total Agency RMBS	641,044	684,670	698,033	3.6%

Agency CMBS	2,145,139	2,147,281	2,154,800	2.9%
Agency CMBS Interest-Only Strips	N/A	—	10	3.2%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	5,757	0.5%
Total Agency CMBS	2,145,139	2,147,281	2,160,567	2.7%
Total	$2,786,183	$2,831,951	$2,858,600	3.0%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of December 31, 2017 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$119,748	$85,520	$90,832	3.8%
Non-Agency RMBS IOs and IIOs	N/A	8,738	8,722	0.9%
Non-Agency CMBS	379,183	292,034	278,604	4.8%
Residential Whole Loans	232,270	233,101	237,423	4.5%
Residential Bridge Loans	105,868	106,114	107,407	8.6%
Securitized Commercial Loan	24,846	24,846	24,876	9.0%
Other Securities	86,305	110,091	122,065	7.8%
	$948,220	$860,444	$869,929	4.4%

Portfolio Financing and Hedging

Financing

Repurchase Agreements

As of December 31, 2017, the Company had $3.3 billion of borrowings under master repurchase agreements with 16 of its 28 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements as of December 31, 2017 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$665,919	1.62%	61
Agency CMBS	2,035,222	1.53%	53
Non-Agency RMBS	46,530	2.76%	41
Non-Agency CMBS	154,325	2.98%	40
Whole-Loans and securitized commercial loan	189,270	3.66%	8
Residential Bridge Loans	100,183	4.05%	59
Other Securities	60,237	2.94%	23
Total	$3,251,686	1.86%	51

Convertible Senior Unsecured Notes

In October 2017, the Company issued $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes, which included the underwriter's $15.0 million over-allotment for net proceeds of $111.1 million. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The notes are convertible into, at the Company's election, cash, shares of the Company's common stock or a combination of both, subject to the satisfaction of certain conditions and during specified periods. The Company believe that this financing is an attractive source of longer term capital, which was more cost efficient than issuing straight equity.

Hedging

As of December 31, 2017, the Company had $1.7 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $1.5 billion (approximately 4 months forward), which have variable maturities between June 14, 2019 and April 27, 2037.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of December 31, 2017:

Fixed Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	600,000	1.6%	1.5%	1.8
Greater than 3 years and less than 5 years	960,000	2.0%	1.4%	4.3
Greater than 5 years	1,692,200	2.5%	1.4%	10.5
Total	$3,252,200	2.2%	1.4%	7.1

Dividend

On December 21, 2017, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $15.30 per share in a combination of cash and stock.

Conference Call

The Company will host a conference call with a live webcast tomorrow, March 6th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2017.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10116949 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through March 20, 2018 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10116949. A webcast replay will be available for 90 days.

About Western Asset Mortgage Capital Corporation

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS, ABS, GSE Risk Transfer Securities and Residential Whole and Bridge Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	December 31, 2017	December 31, 2016
Assets:
Cash and cash equivalents	$48,024	$46,172
Agency mortgage-backed securities, at fair value ($2,833,595 and $1,526,584 pledged as collateral, at fair value, respectively)	2,858,600	1,841,594
Non-Agency mortgage-backed securities, at fair value ($266,189 and $667,084 pledged as collateral, at fair value, respectively)	378,158	667,161
Other securities, at fair value ($89,823 and $67,762 pledged as collateral, at fair value, respectively)	122,065	67,762
Residential Whole-Loans, at fair value ($237,423 and $192,136 pledged as collateral, at fair value, respectively)	237,423	192,136
Residential Bridge Loans ($64,526 and $0 at fair value and $106,673 and $0 pledged as collateral, respectively)	106,673	—
Securitized commercial loan, at fair value	24,876	24,225
Investment related receivable	7,665	33,600
Accrued interest receivable	13,603	18,812
Due from counterparties	86,930	243,585
Derivative assets, at fair value	728	20,571
Other assets	2,161	398
Total Assets (1)	$3,886,906	$3,156,016
Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$3,251,686	$2,155,644
Convertible senior unsecured notes, net	108,743	—
Securitized debt, at fair value	10,945	10,659
Accrued interest payable	8,322	16,041
Investment related payables	17,217	341,458
Due to counterparties	1,490	740
Derivative liability, at fair value	4,346	182,158
Accounts payable and accrued expenses	3,118	3,255
Payable to affiliate	2,041	2,584
Dividend payable	12,960	12,995
Total Liabilities (2)	3,420,868	2,725,534
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, and 41,794,079 and 41,919,801 outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost 125,722 and 0 shares held, respectively	(1,232)	—
Additional paid-in capital	768,763	765,042
Retained earnings (accumulated deficit)	(301,912)	(334,979)
Total Stockholders’ Equity	466,038	430,482
Total Liabilities and Stockholders’ Equity	$3,886,906	$3,156,016

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	December 31, 2017	December 31, 2016
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($237,423 and $192,136 pledged as collateral, at fair value, respectively)	$237,423	$192,136
Residential Bridge Loans ($64,526 and $0 at fair value and $106,673 and $0 pledged as collateral, respectively)	106,673	—
Securitized commercial loan, at fair value	24,876	24,225
Investment related receivable	7,665	1,241
Accrued interest receivable	3,358	1,622
Total assets of consolidated VIEs	$379,995	$219,224
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,945	$10,659
Accrued interest payable	70	85
Accounts payable and accrued expenses	189	2
Total liabilities of consolidated VIEs	$11,204	$10,746

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)

	Three Months Ended(1)				The Year Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Net Interest Income
Interest income	$34,878	$30,928	$30,055	$28,430	$124,291
Interest expense	16,866	12,363	10,407	8,737	48,373
Net Interest Income	18,012	18,565	19,648	19,693	75,918
Other Income (Loss)
Realized gain (loss) on sale of investments, net	(2)	1,830	(2,488)	21,258	20,598
Other than temporary impairment	(2,972)	(7,225)	(6,579)	(6,097)	(22,873)
Unrealized gain (loss), net	(6,730)	5,249	35,017	(5,140)	28,396
Gain (loss) on derivative instruments, net	19,327	7,217	(18,555)	(4,697)	3,292
Other, net	190	216	222	403	1,031
Other Income (Loss)	9,813	7,287	7,617	5,727	30,444
Expenses
Management fee to affiliate	1,941	1,853	1,830	2,476	8,100
Other operating expenses	564	702	736	417	2,419
General and administrative expenses
Compensation expense	628	660	664	740	2,692
Professional fees	741	781	832	888	3,242
Other general and administrative expenses	332	244	404	345	1,325
Total general and administrative expenses	1,701	1,685	1,900	1,973	7,259
Total Expenses	4,206	4,240	4,466	4,866	17,778
Income (loss) before income taxes	23,619	21,612	22,799	20,554	88,584
Income tax provision (benefit)	2,215	(1,155)	2,115	312	3,487
Net income (loss)	$21,404	$22,767	$20,684	$20,242	$85,097
Net income (loss) per Common Share – Basic	$0.51	$0.54	$0.49	$0.48	$2.03
Net income (loss) per Common Share – Diluted	$0.51	$0.54	$0.49	$0.48	$2.03
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.31	$0.31	$1.24

(1) Consolidated Statements of Operations for each of the three months ended March 31, 2017, June 30, 2017 September 30, 2017 and December 31, 2017 are unaudited.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for each of the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 and the year ended December 31, 2017:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Net Income (loss) – GAAP	$21,404	$22,767	$20,684	$20,242	$85,097
Provision for income tax	2,215	(1,155)	2,115	312	3,487
Net income (loss) before provision for income tax	23,619	21,612	22,799	20,554	88,584

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	6,730	(5,249)	(35,017)	5,140	(28,396)
Other than temporary impairment	2,972	7,225	6,579	6,097	22,873
Realized (gain) loss on sale of investments	2	(1,830)	2,488	(21,258)	(20,598)
Realized (gain) loss on foreign currency transactions	—	(1)	1	1	1
Whole-Loans acquisition costs	39	—	76	31	146

Derivative Instruments:
Net realized (gain) loss on derivatives	(28,658)	(9,062)	175,512	(800)	136,992
Unrealized (gain) loss on derivatives	7,790	598	(160,002)	(851)	(152,465)

Amortization of discount on convertible senior note	137	—	—	—	137
Non-cash stock-based compensation expense	186	218	215	362	981
Total adjustments	(10,802)	(8,101)	(10,148)	(11,278)	(40,329)
Core Earnings – Non-GAAP	$12,817	$13,511	$12,651	$9,276	$48,255
Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP	$0.31	$0.32	$0.30	$0.22	$1.15
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP	$0.31	$0.32	$0.30	$0.22	$1.15
Basic weighted average common shares and participating securities	41,938,559	41,992,381	41,979,854	41,973,170	41,971,117
Diluted weighted average common shares and participating securities	41,938,559	41,992,381	41,979,854	41,973,170	41,971,117

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the each of the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 and the year ended December 31, 2017:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2017
Coupon interest income	$36,544	$31,223	$30,270	$29,915	$127,952
Premium amortization, discount accretion and amortization of basis, net	(1,666)	(295)	(215)	(1,485)	(3,661)
Interest income	$34,878	$30,928	$30,055	$28,430	$124,291
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	1,209	1,816	2,372	2,041	7,438
Amortization of basis (Non-GAAP Financial Measure)	(940)	(1,486)	(2,004)	(1,565)	(5,995)
Contractual interest income, net on Foreign currency swaps(1)	—	—	—	—	—
Contractual interest income, net on Total return swaps(1)	—	95	143	231	469
Subtotal	269	425	511	707	1,912
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$35,147	$31,353	$30,566	$29,137	$126,203

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for each of the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017:

	Three Months Ended
	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$16,866	2.01%	$12,363	1.75%	$10,407	1.62%	$8,737	1.55%
Net interest paid - interest rate swaps	1,798	0.21%	1,672	0.24%	3,556	0.55%	7,056	1.26%
Effective Borrowing Costs	$18,664	2.22%	$14,035	1.99%	$13,963	2.17%	$15,793	2.81%
Weighted average borrowings	$3,334,251		$2,797,062		$2,582,946		$2,280,026

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the years ended December 31, 2017 and 2016:

	The Year Ended
	December 31, 2017		December 31, 2016
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$48,373	1.76%	$32,430	1.30%
Net interest paid - interest rate swaps	14,082	0.51%	27,231	1.10%
Effective Borrowing Costs	$62,455	2.27%	$59,661	2.40%
Weighted average borrowings	$2,832,926		$2,486,490